UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8‑K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 31, 2019

APEX GLOBAL BRANDS INC.

(Exact name of registrant as specified in its charter)

Delaware	0‑18640	95‑4182437
(State or Other Jurisdiction of	(Commission	(I.R.S. Employer
Incorporation)	File Number)	Identification Number)

5990 Sepulveda Boulevard

Sherman Oaks, California 91411

(Address of Principal Executive Offices) (Zip Code)

(818) 908‑9868

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8‑K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a‑12 under the Exchange Act (17 CFR 240.14a‑12)

☐    Pre-commencement communications pursuant to Rule 14d‑2(b) under the Exchange Act (17 CFR 240.14d‑2(b))

☐    Pre-commencement communications pursuant to Rule 13e‑4(c) under the Exchange Act (17 CFR 240.13e‑4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.02 per share	APEX	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b‑2 of the Securities Exchange Act of 1934 (§240.12b‑2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into Material Definitive Agreement.

On December 31, 2019, Apex Global Brands Inc. (the “Company”) entered into a Subordinated Note in the amount of $275,000 as partial consideration for the termination of the Company’s lease for its office building in Amsterdam.  The lease terminated as of December 31, 2019 rather than continue through December 2026, which reduced the Company’s lease obligation by $2.4 million.  As compensation for early termination of the lease, the Company agreed to pay two payments aggregating $0.6 million and to enter into the Subordinated Note

The Subordinated Note bears interest based on LIBOR plus an applicable margin ranging from 8.75% to 8.25% payable quarterly in cash.  The note matures on November 2, 2021.  Periodic principal repayments are not required.

The description of the Subordinated Note set forth in this Current Report on Form 8-K is intended to be a summary and does not purport to be complete.  As a result, such description is subject to, and qualified in its entirety by reference to, the applicable document filed as an exhibit to this Current Report on Form 8-K.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

Reference is made to the disclosure regarding the Subordinated Note under Item 1.01 above, which is incorporate herein by this reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit

Number	Description

10.1	Subordinated Note of Apex Global Brands Inc. dated December 31, 2019.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

APEX GLOBAL BRANDS INC.

January 7, 2020	By:	/s/ Steven L. Brink
Steven L. Brink
Chief Financial Officer

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